Exhibit 5.1
DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
January 25, 2007
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
     Re: Registration Statement on Form S-11
Ladies and Gentlemen:
     We have acted as special Maryland counsel to Shopoff Properties Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-11, as amended (the “Registration Statement”) relating to up to 20,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued in connection with the Company’s initial public offering. This opinion is being provided at your request in connection with the filing of the Registration Statement.
     In our capacity as special Maryland counsel, we have reviewed the following documents:
     (a) The charter of the Company, as amended and supplemented to date (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).
     (b) The bylaws, as amended, of the Company (the “By-Laws”), as certified by an officer of the Company.
     (c) The Registration Statement.
     (d) Certified resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares.
     (e) A good standing certificate for the Company, dated a recent date, issued by the SDAT.

Shopoff Properties Trust, Inc.
January 25, 2007

     (f) An Officer’s Certificate (the “Certificate”) of the Company, dated the date hereof, as to certain factual matters.
     (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.
     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to any facts material to this opinion, we have relied solely upon the Certificate.
     Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized and, upon issuance of the Shares in exchange for the consideration therefor, will be validly issued, fully paid and non-assessable.
     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
     (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.
     (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.
     (c) We express no opinion as to compliance with the securities (or “blue sky”) laws or the real estate syndication laws of the State of Maryland.
     (d) We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of shares of such class authorized by the Charter and the Board of Directors of the Company at the time of issuance of the Shares.
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement, and (ii) the filing of this opinion as

Shopoff Properties Trust, Inc.
January 25, 2007

an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ DLA Piper US LLP
DLA Piper US LLP